                                                                   EXHIBIT 10.56


                           ASSET PURCHASE AGREEMENT



                                    BETWEEN

                            INTELLISYS GROUP, INC.

                                  as "Buyer,"

                                      AND

                             AURORA VISUAL SYSTEMS

                               as the "Company"

                                      AND

                       JEFF J. ELSTON AND ROLF A. HOGGER

                                 as "Sellers"

                                  Dated as of

                               November 4, 1998

                               TABLE OF CONTENTS

RECITALS.........................................................................................     1

AGREEMENT........................................................................................     1

   1. Definitions................................................................................     1

         Acquired Assets.........................................................................     1
         Adverse Consequences....................................................................     2
         Affiliate...............................................................................     2
         Affiliated Group........................................................................     2
         Applicable Rate.........................................................................     2
         Assumed Liabilities.....................................................................     2
         Basis...................................................................................     3
         Buyer...................................................................................     3
         Closing.................................................................................     3
         Code....................................................................................     3
         Confidential Information................................................................     3
         Controlled Group of Corporations........................................................     3
         Deferred InterSeller Transaction........................................................     3
         Disclosure Schedule.....................................................................     3
         Effective Date..........................................................................     3
         Employee Benefit Plan...................................................................     4
         Employee Pension Benefit Plan...........................................................     4
         Employee Welfare Benefit Plan...........................................................     4
         Environmental, Health, and Safety Laws..................................................     4
         ERISA...................................................................................     4
         Excess Loss Account.....................................................................     4
         Extremely Hazardous Substance...........................................................     4
         Fiduciary...............................................................................     4
         Financial Statement.....................................................................     5
         GAAP....................................................................................     5
         Intellectual Property...................................................................     5
         Knowledge...............................................................................     5
         Liability...............................................................................     5
         Most Recent Balance Sheet...............................................................     5
         Most Recent Financial Statements........................................................     5
         Most Recent Fiscal Month End............................................................     5
         Most Recent Fiscal Year End.............................................................     5
         Multiemployer Plan......................................................................     6
         Ordinary Course of Business.............................................................     6
         Party...................................................................................     6
         PBGC....................................................................................     6
         Person..................................................................................     6
         Prohibited Transaction..................................................................     6

          Purchase Price.........................................................................      6
          Reportable Event.......................................................................      6
          Securities Act.........................................................................      6
          Securities Exchange Act................................................................      6
          Security Interest......................................................................      6
          Seller.................................................................................      7
          Subsidiary.............................................................................      7
          Tax....................................................................................      7
          Tax Return.............................................................................      7

   2. Purchase and Sale of Seller Assets.........................................................      7

      (a) Basic Transaction......................................................................      7
      (b) Purchase Price.........................................................................      7
      (c) The Holdback Amount and Buyer's Right of Offset........................................      8
      (d) Allocation of Amounts Paid.............................................................      9
      (e) Agreement with Seller Stockholders.....................................................      9
      (f) The Closing............................................................................      9
      (g) Deliveries at the Closing..............................................................      9

   3. Representations and Warranties of the Buyer................................................      9
      (a) Organization of the Buyer..............................................................      9
      (b) Authorization of Transaction...........................................................      9
      (c) Noncontravention.......................................................................     10
      (d) Brokers' Fees..........................................................................     10

   4. Representations and Warranties Concerning the Seller and the Transaction...................     10
      (a) Organization, Qualification, and Corporate Power.......................................     10
      (b) Authorization of Transaction...........................................................     11
      (c) Noncontravention.......................................................................     11
      (d) Brokers' Fees..........................................................................     11
      (e) Title to Assets........................................................................     11
      (f) Subsidiaries...........................................................................     12
      (g) Financial Statements...................................................................     12
      (h) Events Subsequent to Most Recent Fiscal Year End.......................................     12
      (i) Undisclosed Liabilities................................................................     14
      (j) Legal Compliance.......................................................................     15
      (k) Tax Matters............................................................................     15
      (l) Real Property..........................................................................     16
      (m) Intellectual Property..................................................................     18
      (n) Tangible Assets........................................................................     20
      (o) Inventory..............................................................................     21
      (p) Contracts..............................................................................     21
      (q) Notes and Accounts Receivable..........................................................     22
      (r) Powers of Attorney.....................................................................     22
      (s) Insurance..............................................................................     22
      (t) Litigation.............................................................................     23
      (u) Product Warranty.......................................................................     23
      (v) Product Liability......................................................................     24
      (w) Employees..............................................................................     24
      (x) Employee Benefits......................................................................     24

      (y)  Guaranties............................................................................     26
      (z)  Environment, Health, and Safety.......................................................     26
      (aa) Certain Business Relationships with the Seller........................................     27
      (bb) Disclosure............................................................................     27

   5. Post-Closing Covenants.....................................................................     27
      (a)  General...............................................................................     27
      (b)  Litigation Support....................................................................     28
      (c)  Transition............................................................................     28
      (d)  Tax Clearance Certificate.............................................................     28
      (e)  Confidentiality.......................................................................     28
      (f)  Covenant Not to Compete...............................................................     29
      (g)  Personal Guarantees...................................................................     30

   6. Remedies for Breaches of this Agreement and the Asset Purchase Agreement...................     30
      (a)  Survival of Representations and Warranties............................................     31
      (b)  Indemnification Provisions for Benefit of the Buyer...................................     31
      (c)  Indemnification Provisions for Benefit of the Seller..................................     31
      (d)  Matters Involving Third Parties.......................................................     32
      (e)  Determination of Adverse Consequences.................................................     33
      (f)  Recoupment Under The Notes............................................................     33
      (g)  Other Indemnification Provisions......................................................     33

   7. Miscellaneous..............................................................................     34
      (a)  Survival of Representations and Warranties............................................     34
      (b)  Press Releases and Public Announcements...............................................     34
      (c)  No Third-Party Beneficiaries..........................................................     34
      (e)  Succession and Assignment.............................................................     34
      (f)  Counterparts..........................................................................     34
      (g)  Headings..............................................................................     35
      (h)  Notices...............................................................................     35
      (i)  Governing Law.........................................................................     36
      (j)  Amendments and Waivers................................................................     36
      (k)  Severability..........................................................................     36
      (l)  Expenses..............................................................................     36
      (m)  Construction..........................................................................     36
      (n)  Incorporation of Exhibits, Annexes, and Schedules.....................................     37
      (o)  Specific Performance..................................................................     37
      (p)  Bulk Transfer Laws....................................................................     37

   8. Arbitration................................................................................     37
      (a)  Exclusive Remedy......................................................................     37
      (b)  Final and Binding.....................................................................     38
      (c)  Waiver of Right to Jury Trial.........................................................     38
      (d)  Attorneys'Fees and Costs..............................................................     38
      (e)  Refusal to Arbitrate..................................................................     38

                           ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement") is entered into as of November 4, 1998 (the "Effective Date"), by and among INTELLISYS GROUP, INC., a Delaware corporation (the "Buyer"), and AURORA VISUAL SYSTEMS, operating as a Washington based general partnership (the "Company") and its owners, JEFF J. ELSTON and ROLF A. HOGGER, each of whom is an individual residing in the State of Washington (collectively the "Sellers"). The Buyer, the Company and the Sellers are sometimes referred to collectively herein as the "Parties" and individually as a "Party."

                                   RECITALS

     This Agreement contemplates a transaction in which the Buyer will purchase from the Company and the Sellers and the Company and the Sellers will sell to the Buyer, all of the Acquired Assets and Buyer will assume certain specified Assumed Liabilities of the Sellers and the Company subject to the terms and conditions set forth in this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Definitions.
        ------------

     "Acquired Assets" means all right, title, and interest in and to all of the
     -----------------
assets of the Sellers in the Company as of the Effective Date, including all
                                                               ---------
of the Company's (a) real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables,
(g) securities (such as the capital stock in any Subsidiaries), (h) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, and (k) Cash; provided, however, that the
                                                  -----------------
Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Company as a business entity or (ii) any of the rights of the Company and the Sellers under this Agreement (or under any side agreement between the Sellers and the Company on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
     ----------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
     -----------
promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
     ------------------
(S)1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Applicable Rate" means the prime base rate of interest publicly announced
     -----------------
from time to time by Wells Fargo Bank (or its successor).

     "Assumed Liabilities" means and is limited to (a) all Liabilities of the
     ---------------------
Company set forth on the face of the Company's Most Recent Balance Sheet (rather than in any notes thereto), (b) all Liabilities of the Company which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of the Company's Business (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, tort, infringement, or violation of law), and (c) all obligations of the Company under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing; provided, however, that the Assumed Liabilities shall not
                   -----------------
include (i) any Liability of the Sellers or the Company for Taxes unless such Taxes are accrued on the face of the Company's Most recent Balance Sheet, (ii) any Liability of the Sellers or the Company for the unpaid Taxes of any Person under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of the Sellers or the Company to indemnify any Person (including any of the Sellers) by reason of the fact that such Person was a director, officer, employee, or agent of any of the Sellers or the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iv) any Liability of the Sellers or the Company for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (v) any Liability or obligation of the Sellers or the Company under this Agreement (or under any side agreement between the Sellers and the Company on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

     "Basis" means any past or present fact, situation, circumstance, status,
     -------
condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preface above.
     -------

     "Closing" has the meaning set forth in (S)(S)2(f) and 2(g) below.
     ---------

     "Code" means the Internal Revenue Code of 1986, as amended.
     ------

     "Confidential Information" means any information concerning the
     --------------------------
businesses and affairs of the Sellers and the Company that is not already generally available to the public.

     "Controlled Group of Corporations" has the meaning set forth in Code
     ----------------------------------
(S)1563.

     "Deferred InterSeller Transaction" has the meaning set forth in Reg.
     ----------------------------------
(S)1.1502-13.

     "Disclosure Schedule" has the meaning set forth in (S)4 below.
     ---------------------

     "Effective Date" has the meaning set forth in the preface above.
     ----------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
     -----------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
     -------------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
     -------------------------------

     "Environmental, Health, and Safety Laws" means the Comprehensive
     ----------------------------------------
Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Occupational Safety and Health Act of 1970, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Clean Air Act, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" Means the Employee Retirement Income Security Act of 1974, as
     -------
amended.

     "Excess Loss Account" has the meaning set forth in Reg. (S)1.1502-19.
     ---------------------

     "Extremely Hazardous Substance" has the meaning set forth in (S)302 of the
     -------------------------------
Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA (S)3(21).
     -----------

     "Financial Statement" has the meaning set forth in (S)4(g) below.
     ---------------------

     "GAAP" means United States generally accepted accounting principles as in
     ------
effect from time to time.

     "Intellectual Property" means (a) all inventions (whether patentable or
     -----------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.
     -----------

     "Liability" means any liability (whether known or unknown, whether
     -----------
asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Most Recent Balance Sheet" means the balance sheet contained within the
     ---------------------------
Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in (S)4(g)
     ----------------------------------
below.

     "Most Recent Fiscal Month End" has the meaning set forth in (S)4(g) below.
     ------------------------------

     "Most Recent Fiscal Year End" has the meaning set forth in (S)4(g) below.
     -----------------------------

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
     --------------------

     "Ordinary Course of Business" means the ordinary course of business
     -----------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.
     -------

     "PBGC" means the Pension Benefit Guaranty Corporation.
     ------

     "Person" means an individual, a partnership, a corporation, an
     --------
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA (S)405 and Code
     ------------------------
(S)4975.

     "Purchase Price" has the meaning set forth in (S)2(b) below.
     ----------------

     "Reportable Event" has the meaning set forth in ERISA (S)4043.
     ------------------

     "Securities Act" means the Securities Act of 1933, as amended.
     ----------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
     -------------------------
amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge,
     -------------------
or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Sellers" has the meaning set forth in the preface above.
     ---------

     "Subsidiary" means any corporation with respect to which a specified Person
     ------------
(or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
     -----
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
     ------------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2. Purchase and Sale of Assets.
        ----------------------------

     (a) Basic Transaction.
         ------------------

            (i) On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Company and the Sellers, and the Company and the Sellers agree to sell, transfer, convey and deliver to the Buyer, all of the Acquired Assets on the Effective Date for the consideration specified in (S)2(b) below.

           (ii) On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities on the Effective Date. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Sellers or the Company not included within the definition of Assumed Liabilities.

          (b)   Purchase Price. On and subject to the terms and conditions of
                ---------------
     this Agreement, as consideration for the sale of all of the Acquired Assets the Buyer shall assume the Assumed Liabilities on the Effective Date and shall pay to the Company the total sum of ONE MILLION FOUR HUNDRED THOUSAND DOLLARS ($1,400,000.00) (the "Purchase Price"), at the times and on the conditions set forth below:

               (i) ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000.00) shall be paid by wire transfer or delivery of other immediately available funds on the Effective Date, and

              (ii) the balance, being the "Holdback Amount" as defined below, shall be paid in accordance with and subject to the provisions set forth in section 2(c).

     (c) The Holdback Amount and Buyer's Right of Offset.
         ------------------------------------------------

          (i) The Buyer shall withhold from the Purchase Price the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) (the "Holdback Amount") subject to the provisions of this section 2(c). The Buyer shall have the right to deduct from the Holdback Amount and reduce the Purchase Price by an amount equal to any damages sustained by the Buyer by reason of any default by the Sellers or the breach of any representations, warranties or covenants of the Company or the Sellers (collectively a "Sellers' Default") under this Agreement. Notwithstanding the foregoing, if the Buyer believes a Sellers' Default has occurred, Buyer shall provide Sellers with a written "Notice of Default" notifying Sellers of such belief and the amount to be deducted from the Holdback Amount (the "Holdback Deduction") to compensate Buyer for the default. Sellers' shall have thirty (30) days from the date of the Notice of Default within which to deny the occurrence of a Sellers' Default, cure the Sellers' Default and/or challenge the amount of the proposed Holdback Deduction (the "Sellers' Response"). If a timely Seller's Response is provided to Buyer, Buyer and Sellers shall attempt to resolve their differences within ten (10) business days. If the Buyer and Sellers are unable to resolve their differences, the dispute shall be submitted to final and binding arbitration pursuant to the provisions of Section 8 of this Agreement. If the Sellers' fail to submit a timely Sellers' Response, the Buyer shall be entitled to retain the Holdback Deduction as if the Purchase Price was reduced.

         (ii) Buyer shall pay to the Company the Holdback Amount less any Holdback Deduction which is the subject of a timely Notice of Default no later than ninety (90) days after the Effective Date.

        (iii) The Company and the Sellers each acknowledge and agree that the Buyer's right of offset provided by this section 2(c) is in addition to, and not in lieu of, any other right or remedy the Buyer may have against the Company, the Sellers or any of them as a result of any Sellers' Default under this Agreement, and the Buyer shall have the right to pursue all available rights and remedies as the result of a Sellers' Default even though Buyer may not have provided a timely Notice of Default.

     (d) Allocation of Amounts Paid. The Parties agree to allocate the Purchase
         ---------------------------
Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) based on the book value of the Acquired Assets as of the Effective Date with the difference between the book value of the Acquired Assets as of the Effective Date and the aggregate of the consideration set forth in (S)2(b)(i)-(ii) and the value of the Assumed Liabilities as of the Effective Date being characterized as "goodwill." The parties shall agree on the book value of the Acquired Assets and the Assumed Liabilities as of the Effective Date within thirty (30) days after the Effective Date.

     (e) Employment Agreement. As further consideration for and as a condition
         ---------------------
to the Buyer's payment of the Purchase Price, Jeff J. Elston (one of the Sellers) shall enter into an Employment Agreement with the Buyer in the form of Exhibit A attached hereto.

     (f) The Closing. The closing of the transactions contemplated by this
         ------------
Agreement (the "Closing") shall take place at the offices of Latham & Watkins,
               ---------
633 West Fifth Street, Suite 4000, Los Angeles, California 90071 on the Effective Date.

     (g) Deliveries at the Closing. At the Closing, (x) the Company and the
         --------------------------
Sellers will deliver to the Buyer all of the various certificates, instruments, documents and consents necessary to effect the transactions contemplated hereby;
(y) the Company and the Sellers will execute, acknowledge and deliver to the Buyer the Shareholders Agreement, the Employment Agreement, assignments (including, but not limited to, real property and Intellectual Property transfer documents), the Bill of Sale attached hereto as Exhibit B and such other instruments of sale, transfer and conveyance as the Buyer may request; and (z) the Buyer will deliver to the Company and the Sellers the consideration specified in (S)2(b) above.

     3. Representations and Warranties of the Buyer. The Buyer represents and
        --------------------------------------------
warrants to the Company and the Sellers that the statements contained in this
(S)3 are correct and complete as of the Effective Date.

     (a) Organization of the Buyer. The Buyer is a corporation duly organized,
         --------------------------
validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. The Buyer has full power and authority
         -----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (c) Noncontravention. Neither the execution and the delivery of this
         -----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

     (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any
         --------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or any Seller could become liable or obligated.

     4. Representations and Warranties of the Company and the Sellers.  The
        --------------------------------------------------------------
Company and each of the Sellers represents and warrants, jointly and severally, to the Buyer that the statements contained in this (S)4 are correct and complete as of the Effective Date except as set forth in the disclosure schedule delivered by the Company and the Sellers to the Buyer and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall
             ---------------------
be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)4.

     (a) Organization, Qualification, and Corporate Power. The Company is a
         -------------------------------------------------
general partnership duly organized, validly existing, and in good standing under the laws of the State of Washington. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company and the Sellers have full power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which the Company is engaged and to own and use the properties owned and used by it. (S)4(a) of the Disclosure Schedule lists the owners of and their respective ownership interests in the Company. The Company and the Sellers have delivered to the Buyer correct and complete copies of the all organizational documents of the Company (as amended to date). The Company's books and records containing, among other things, the records of meetings of the owners and records of ownership of the Company are correct and complete.

The Company is not in default under or in violation of any provision of its organizational documents.

     (b) Authorization of Transaction. The Company and the Sellers have full
         -----------------------------
power and authority to execute and deliver this Agreement and to perform their obligations hereunder. Without limiting the generality of the foregoing, the board of directors (or owners) of the Company (as applicable) have duly authorized the execution, delivery, and performance of this Agreement by the Company and the Sellers. This Agreement constitutes the valid and legally binding obligation of the Company and the Sellers, enforceable in accordance with its terms and conditions. The Company and the Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     (c) Noncontravention. Neither the execution and the delivery of this
         -----------------
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Company or any Seller is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any Seller is a party or by which the Company or the Sellers are bound or to which any of the Company's assets is subject (or result in the imposition of any Security Interest upon any of its assets).

     (d) Brokers' Fees.  The Company and the Sellers do not have any Liability
         --------------
or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (e) Title to Assets. The Company and the Sellers have good and marketable
         ----------------
title to, or a valid leasehold interest in, the properties and assets used by the Company, located on the Company's premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. The Company has no subsidiaries, either direct or
         -------------
indirect, whatsoever.

     (g) Financial Statements. Attached hereto to (S)4(g) of the Disclosure
         ---------------------
Schedule are the following financial statements (collectively the "Financial
                                                                  ----------
Statements"): (i) balance sheets and statements of income, and cash flow as of
-----------
and for the fiscal year December 31, 1997 (the

"Most Recent Fiscal Year End") for the Company; and (ii) balance sheets and
 ---------------------------
statements of income, and cash flow (the "Most Recent Financial Statements") as
                                          --------------------------------
of and for the nine (9) months ended September 30, 1998 (the "Most Recent Fiscal
                                                              ------------------
Month End") for the Company. The Financial Statements (including the notes
---------
thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, contain and reflect in all respects all necessary adjustments and present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

     (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent
         ------------------------------------------------
Fiscal Year End, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Without limiting the generality of the foregoing, since that date:

          (i) neither the Company nor the Sellers has sold, leased, transferred, or assigned any of the Company's assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) neither the Company nor the Sellers has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

          (iii) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $5,000 to which the Company is a party or by which any of them is bound;

          (iv) neither the Company nor Sellers has imposed any Security Interest upon any of the Company's assets, tangible or intangible;

          (v) neither the Company nor the Sellers has made any capital expenditure (or series of related capital expenditures) either involving more than $5,000 or outside the Ordinary Course of Business.

          (vi) neither the Company nor the Sellers has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $5,000 or outside the Ordinary Course of Business;

          (vii) neither the Company nor the Sellers has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $10,000 in the aggregate;

          (viii) neither the Company nor the Sellers has failed to pay any of the Company's obligations when due or delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (ix) neither the Company nor the Sellers has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) of the Company either involving more than $5,000 or outside the Ordinary Course of Business;

          (x) neither the Company nor the Sellers has granted any license or sublicense of any rights under or with respect to any of the Company's Intellectual Property;

          (xi) there has been no change made or authorized in the charter or bylaws of the Company;

          (xii) neither the Company nor the Sellers has issued, sold, or otherwise disposed of any ownership interest in the Company, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any ownership interest in the Company;

          (xiii) neither the Company nor the Sellers has declared, set aside, or paid any dividend or made any distribution with respect to the Sellers' ownership interest in the Company (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of their ownership interests;

          (xiv) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (xv) neither the Company nor the Sellers has made any loan to, or entered into any other transaction with, any of the Company's directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) neither the Company nor the Sellers has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) neither the Company nor the Sellers has granted any (a) increase in the compensation or (b) bonuses, incentive compensation or other benefits, contingent or otherwise, of or for the benefit of any of the Company's directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) neither the Company nor the Sellers has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the Company's directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xix) neither the Company nor the Sellers has made any other change in employment terms for any of the Company's directors, officers, and employees outside the Ordinary Course of Business;

          (xx) neither the Company nor the Sellers has made or pledged to make any charitable or other capital contribution outside the Company's Ordinary Course of Business;

          (xxi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company; and

          (xxii) neither the Company nor the Sellers has committed to any of the foregoing.

     (i) Undisclosed Liabilities. The Company and the Sellers have no Liability
         -----------------------
(and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Company's Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Company's Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. Each of the Company, the Sellers and their respective
         ----------------
predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k) Tax Matters.
         -----------

          (i) The Company and the Sellers have filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company or by the Sellers with respect to the Company (whether or not shown on any Tax Return) have been paid. Neither the Company nor the Sellers currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Company and the Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) None of the Company and the Sellers nor any director or officer (or employee responsible for Tax matters) of them expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Company or of the Sellers related to the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Company or the Sellers and their respective directors and officers (and employees responsible for Tax matters) has Knowledge based upon personal contact with any agent of such authority. (S)4(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company and the Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1995.

          (iv) Neither the Company nor any Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) Neither the Company nor the Sellers have filed a consent under Code (S)341(f) concerning collapsible corporations. Neither the Company nor the Sellers have made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. Neither the Company nor the Sellers have been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code (S)897(c)(1)(A)(ii). The Company and the Sellers have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. Neither the Company nor the Sellers is a party to any Tax allocation or sharing agreement. Neither the Company nor the Sellers (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Seller) or (B) has any Liability for the Taxes of any Person (other than the Company or the Seller ) under Reg.
     (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) (S)4(k) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company; and (C) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred InterSeller Transaction.

          (vii) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company's Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     (l) Real Property.
         --------------

          (i)   The Company does not own any real property whatsoever.

          (ii) (S)4(l)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company or to the Sellers for use by the Company and, with respect to each lease or sublease, states the term, annual rent, renewal options and square footage. The Company and the Sellers have delivered to the Buyer correct and complete copies of the leases and subleases listed in (S)4(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in (S)4(l)(ii) of the Disclosure Schedule:

                    (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                    (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                    (C) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to the lease or sublease has repudiated any provision thereof;

                    (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                    (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                    (G) neither the Company nor the Sellers has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                    (H) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                    (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                    (J) the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

     (m) Intellectual Property.
         ---------------------

          (i) The Company and the Sellers own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company and the Sellers immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Company and the Sellers have taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) The Company and the Sellers have not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company, the Sellers and their directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company or the Sellers must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Company, the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (iii) (S)4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company or the Sellers with respect to any of the Company's Intellectual Property, identifies each pending patent application or application for registration which the Company or the Sellers has made with respect to any of the Company's Intellectual Property, and identifies each license, agreement, or other permission which the Company or the Sellers have granted to any third party with respect to any of the Company's Intellectual Property (together with any exceptions). The Company and the Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S)4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company and the Sellers in connection with any of the Company's businesses. With respect to each item of Intellectual Property required to be identified in
     (S)4(m)(iii) of the Disclosure Schedule:

               (A) the Company and the Sellers possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) neither the Company nor the Sellers has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) (S)4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Company and the Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S)4(m)(iv) of the Disclosure Schedule:

               (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S)2 above);

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) neither the Company nor the Sellers has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of the Company and the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company and the Sellers will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of the Company's businesses as presently conducted and as presently proposed to be conducted.

          (vi) None of the Company, the Sellers or the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company had any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

     (n) Tangible Assets. The Company and the Sellers own or lease all
         ---------------
buildings, machinery, equipment, and other tangible assets necessary for the conduct of the Company's businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used and presently is proposed to be used and is in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational health and safety laws and regulations) relating thereto currently in effect.

     (o) Inventory. The inventory of the Company consists of raw materials and
         ---------
supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Company.

     (p) Contracts. (S)4(p) of the Disclosure Schedule lists all contracts and
         ---------
other agreements to which the Company, or the Sellers on behalf of the Company, is a party including, but not limited to, the following:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration in excess of $1,000;

          (iii)  any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)    any agreement concerning confidentiality or noncompetition;

          (vi)   any agreement with any of the Company and its Affiliates;

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing any form of compensation or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $1,000.

The Company and the Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in (S)4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in (S)4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q) Notes and Accounts Receivable. All notes and accounts receivable of the
         ------------------------------
Company are reflected properly on its books and records, are valid receivable subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

     (r) Powers of Attorney. There are no outstanding powers of attorney
         -------------------
executed on behalf of the Company or the Sellers with respect to the Company.

     (s) Insurance. (S)4(s) of the Disclosure Schedule sets forth the following
         ----------
information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

          (i)   the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) none of the Company and the Sellers nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Company has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. (S)4(s) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

     (t) Litigation. (S)4(t) of the Disclosure Schedule sets forth each instance
         -----------
in which the Company or any of the Sellers (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in (S)4(t) of the Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Company and the Sellers and the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

     (u) Product Warranty. Each product manufactured, sold, leased, or delivered
         -----------------
by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company and Sellers have no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Company's Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. (S)4(u) of the Disclosure
Schedule includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

     (v) Product Liability. The Company and the Sellers have no Liability (and
         ------------------
there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

     (w) Employees. To the Knowledge of any of the Company, the Seller and the
         ----------
directors and officers (and employees with responsibility for employment matters) of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Company nor the Sellers has committed any unfair labor practice. None of the Company, the Sellers or the directors and officers (and employees with responsibility for employment matters) of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

     (x) Employee Benefits.
         ------------------

          (i) (S)4(x) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code (S)4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code
          (S)401(a)
          and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

               (E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (F) The Company and the Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (ii) With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

               (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

               (B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

               (C) The Company and the Sellers have not incurred, and none of the Company, the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (iii) Neither the Company nor the Sellers contributes to, ever has contributed to, and has ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (iv) The Company and the Sellers do not maintain, never have maintained or contributed and have never been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code (S)4980B).

     (y) Guaranties. Neither the Company nor the Sellers is a guarantor or
         -----------
otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (z) Environment, Health, and Safety.
         --------------------------------

          (i) The Company and its predecessors and Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

          (ii) The Company has no Liability (and none of the Company and its predecessors and Affiliates have handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or the Sellers giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

          (iii) All properties and equipment used in the business of the Company and its predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (aa) Certain Business Relationships with the Seller. None of the Company,
          -----------------------------------------------
the Sellers and their Affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Company, the Sellers and their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

     (bb) Disclosure. The representations and warranties contained in this (S)4
          -----------
do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this (S)4 not misleading.

     5.   Post-Closing Covenants. The Parties agree as follows with respect to
          ----------------------
the period following the Closing.

     (a)  General. In case at any time after the Effective Date any further
          --------
action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Company and the Sellers acknowledge and agree that from and after the Effective Date the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company regarding this transaction.

     (b)  Litigation Support. In the event and for so long as any Party actively
          -------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Effective Date involving the Company, each of the other Parties will cooperate with him or it and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S)6 below).

     (c)  Transition. The Company and the Sellers will not take any action that
          -----------
is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the

Company and the Sellers will refer all customer inquiries relating to the businesses of the Company to the Buyer from and after the Closing.

     (d)  Tax Clearance Certificate.  No later than ninety (90) days after the
          --------------------------
Effective Date, the Company and the Sellers shall provide Buyer with a tax clearance certificate from the State of Washington stating that the Company and/or the Sellers, as applicable, has paid all applicable sales and use taxes as of the Effective Date.

     (e)  Confidentiality. The Company and the Sellers will treat and hold as
          ----------------
such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that any of the Company or the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this
(S)5(e). If, in the absence of a protective order or the receipt of a waiver hereunder, the Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided,
                                                                 ---------
however, that the disclosing Party shall use its best efforts to obtain, at the
-------
request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

     (f)  Covenant Not to Compete. The Company and the Sellers acknowledge and
          ------------------------
agree that they each have technical expertise associated with the Company's business and are well known in the presentation/communication industry. In addition, the Company and the Sellers have valuable business contacts with clients and potential clients and with professionals in the presentation/communication industry. The Company's reputation and good will is an integral part of business success throughout the areas where it conducts its business. If the Company or the Sellers deprive Buyer of any of its goodwill or in any manner uses its reputation and goodwill in competition with the Buyer, the Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. Since the Company and the Sellers have the ability to compete with the Buyer in the operation of the Buyer's business, Buyer, therefore, desires that the Company and the Sellers enter into this covenant not to compete. But for Company's and the Sellers' entry into this covenant not to compete, Buyer would not enter into this Agreement. It is, therefore, understood and agreed that by the sale of the Company's assets, the Company and the Seller have transferred to Buyer all of their business goodwill as contemplated by, among other laws, California Business and Professions Code Section 16601.

The Company and the Sellers, therefore, each agree that for a period of five (5) years from the Effective Date (the "Term"), they shall not, without Buyer's prior written consent (which may be given or withheld in Buyer's sole and absolute discretion), directly or indirectly,

          (i) own, manage, join, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, or permit their names to be used by or in connection with, any profit or non-profit business or organization which produces, designs, conducts research on, provides, sells, distributes or markets products, goods, equipment or services which, directly or indirectly compete with the Buyer's business, as conducted by the Company immediately prior to the Closing and as is proposed to be conducted by the Buyer after the Closing, in the Counties specified in Exhibit D attached hereto of the United States, or in any other countries in which the Company's business is conducted;

          (ii) call on or solicit or divert or take away from the Buyer (including without limitation by divulging to any competitor or potential competitor of the Buyer) any Person, firm or corporation or other entity who is or which at the Closing was a customer of the Company or whose identity is known to the Company or the Sellers at the Closing as one whom the Company or the Sellers intended to solicit; or

          (iii) hire or offer employment to or seek to hire or offer employment to any employee of the Company whose employment is continued by the Buyer after the Closing or any employee of any successor or affiliate of the Buyer, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

The Company and the Sellers acknowledge that the provisions of this (S)5(f) are reasonable and necessary to protect legitimate interests of Buyer. The Company and the Sellers further acknowledge that any breach of this (S) 5(f) by them will cause irreparable injury to Buyer, for which the available remedies at law will not be adequate. Accordingly, in the event of any such breach or threatened breach of any provisions of this (S)5(f), in addition to any other remedy provided by law or in equity, the Buyer shall be entitled to appropriate injunctive relief and/or specific performance, in any court of competent jurisdiction, restraining the Company and/or the Sellers from any such actual or threatened breach of this section without posting bond or other security. The Company and the Sellers stipulate to the entry against it of any temporary, preliminary or permanent injunction and agree not to resist the Buyer's application for such equitable relief, except on the grounds that the acts or omissions alleged do not violate any of the provisions of this section. The Company and the Sellers shall, in the event that any injunctive relief or damages shall be granted to the Buyer, pay all of the Buyer's reasonable costs and expenses, including attorneys' fees, incurred in obtaining such relief. If the final judgment of a court of competent jurisdiction declares that any term or provision of this (S)5(f) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (g)  Personal Guarantees.  The Buyer shall make a good faith reasonable
          --------------------
effort to obtain the release of the Sellers from any personal guarantees they have given for the indebtedness of the Company. The Sellers have set forth in
(S)4(y) of the Disclosure Schedule a complete list of all indebtedness for which they have given a personal guaranty and have delivered to Buyer correct and complete copies of all documents evidencing the indebtedness and their personal guarantees. Buyer acknowledges its obligation to indemnify the Sellers, pursuant to Section 6 below, for any liability arising out of such personal guarantees.

     6.   Remedies for Breaches of this Agreement.
          ----------------------------------------

     (a)  Survival of Representations and Warranties. All of the representations
          -------------------------------------------
and warranties of the Buyer, the Company and the Sellers contained in this Agreement shall survive the Closing (without regard to any investigation made by any of the Parties and even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b)  Indemnification Provisions for Benefit of the Buyer.
          ----------------------------------------------------

          (i) In the event the Company or the Sellers breach (or in the event any third party alleges facts that, if true, would mean the Company or the Sellers has breached) any of their representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to (S)6(a) above, provided that the Buyer makes a written claim for indemnification against the Company and/or the Sellers pursuant to (S)7(h) below within such survival period, then the Company and/or the Sellers agree to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) In addition to the foregoing, the Company and the Sellers agree to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

               (x) any Liability of the Company or the Sellers which is not an Assumed Liability (including any Liability of the Company or the Sellers that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

               (y) any Liability of any of the Company or the Sellers for any unpaid Taxes with respect to any Tax year or portion thereof ending on or before the Closing Date (except for those Tax liabilities expressly assumed by the Buyer), or any Liability of any of the Company's Subsidiaries for the unpaid Taxes of any Person under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (c) Indemnification Provisions for Benefit of the Company and the Sellers.
         ----------------------------------------------------------------------
In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to (S)6(a) above, provided that the Company or the Sellers makes a written claim for indemnification against the Buyer pursuant to (S)7(h) below within such survival period, then the Buyer agrees to indemnify the Company and the Sellers from and against any Adverse Consequences the Company and the Sellers may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). The Buyer also agrees to indemnify the Company and the Sellers from and against the entirety of any Adverse Consequences the Company and the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

     (d) Matters Involving Third Parties.
         --------------------------------

          (i)  If any third party shall notify any Party (the "Indemnified
                                                              ------------
     Party") with respect to any matter (a "Third Party Claim") which may give
     ------                                -------------------
     rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this (S)6, then the Indemnified Party shall
     --------------------
     promptly notify each Indemnifying Party thereof in writing; provided,
                                                                 --------
     however, that no delay on the part of the Indemnified Party in notifying
     -------
     any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice [materially] adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S)6 (d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably). In the event any of the conditions in (S)6(d)(ii) above is or becomes unsatisfied, however,
     (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this (S)6.

     (e)  Determination of Adverse Consequences. The Parties shall take into
          --------------------------------------
account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this (S)6. All indemnification payments under this (S)6 shall be deemed adjustments to the Purchase Price.

     (f)  Recoupment From the Holdback Amount.  As set forth in (S)2(c) above,
          ------------------------------------
the Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer

(in lieu of or in addition to seeking any indemnification to which it is entitled under this (S)6) from the Holdback Amount.

     (g)  Other Indemnification Provisions. The foregoing indemnification
          ---------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Company and the Sellers hereby agree that they will not make any claim for indemnification against any of the Buyer and its Subsidiaries by reason of the fact that it was an agent of the Company or the Sellers or was serving at the request of any such entity or person as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Company or the Sellers (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

     7.   Miscellaneous.
          --------------

     (a)  Survival of Representations and Warranties. All of the representations
          -------------------------------------------
and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in this Agreement.

     (b)  Press Releases and Public Announcements. No Party shall issue any
          ----------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public
                       -----------------
disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     (c)  No Third-Party Beneficiaries. This Agreement shall not confer any
          -----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d)  Entire Agreement. This Agreement (including the documents referred to
          -----------------
herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, negotiations or representations by or among the Parties or their representatives, whether written or oral, to the extent they related in any way to the subject matter hereof.

     (e)  Succession and Assignment. This Agreement shall be binding upon and
          --------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the
                              -----------------

Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f)  Counterparts. This Agreement may be executed in one or more
          -------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g)  Headings. The section headings contained in this Agreement are
          ---------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h)  Notices. All notices, requests, demands, claims, and other
          --------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Company:       Aurora Visual Systems
     ------------------
                              1530 First Avenue S.
                              Seattle, Washington 98134

                              Attention: Mr. Jeff J. Elston

                              with a copy to:

                              Steven J. Kelley, Esq.
                              P.O. Box 17221
                              Seattle, Washington 98107


     If to the Sellers:       Jeff J. Elston
     ------------------
                              851 11th Avenue
                              Fox Island, Washington 98333

                              Rolf A. Hogger
                              14400 Sandy Hook Road N.E.
                              Poulsbo, Washington 98370

     If to the Buyer:         Intellisys Group, Inc.
     ----------------
                              140 East Dana Street

                              Mountain View, California 94041

                              Attention: Donald J. Esters
                              Chairman of the Board

                              with a copy to:

                              Latham & Watkins
                              633 West Fifth Street, 40th Floor
                              Los Angeles, California 90071

                              Attention: Russell F. Sauer, Jr.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i)  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.

     (j)  Amendments and Waivers. No amendment of any provision of this
          -----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k)  Severability. Any term or provision of this Agreement that is invalid
          -------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l)  Expenses. Each of the Parties will bear his own costs and expenses
          ---------
(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company and the Sellers also agree that they have not paid any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of the Company and the Sellers (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (m)  Construction. The Parties have participated jointly in the negotiation
          -------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n)  Incorporation of Exhibits, Annexes, and Schedules. The Exhibits,
          --------------------------------------------------
Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o)  Specific Performance. Each of the Parties acknowledges and agrees that
          ---------------------
the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any arbitration proceeding instituted pursuant to Section 8 below, in addition to any other remedy to which they may be entitled, at law or in equity.

     (p)  Bulk Transfer Laws. The Buyer acknowledges that the Company and the
          -------------------
Sellers will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     8.   Arbitration.
          -----------

     (a)  Exclusive Remedy. The Parties agree that except with respect to an
          -----------------
action for an injunction pursuant to the provisions of section 5(f) above, all other disputes relating to or arising out of this Agreement and each of the agreements attached hereto as Exhibits, including, but not limited to, any disputes relating to the Holdback Amount or Holdback Deduction, if any, shall be submitted to the American Arbitration Association ("AAA") for arbitration before a single arbitrator in accordance with the AAA Commercial Arbitration

Rules then in force and effect as the sole and exclusive remedy for resolving such controversies. The Parties agree that any such arbitration shall take place in the County of Santa Clara, State of California.

     (b)  Final and Binding.  The Parties agree that the decision of the
          ------------------
arbitrator shall be final and binding and that a judgment may be entered on such arbitration award in any court of competent jurisdiction.

     (c)  Waiver of Right to Jury Trial.  THE PARTIES ACKNOWLEDGE AND AGREE THAT
          ------------------------------
BY SELECTING ARBITRATION AS THE SOLE AND EXCLUSIVE REMEDY FOR RESOLVING ALL DISPUTES AMONG THEM (OTHER THAN THOSE SET FORTH IN SECTION 5(f)), THEY ARE WAIVING THEIR RIGHT TO A TRIAL BY JURY TO WHICH THEY MAY BE OTHERWISE ENTITLED.

     (d)  Attorneys' Fees and Costs.  The prevailing party in any such
          --------------------------
arbitration shall be entitled to recover his or its costs and attorneys' fees incurred in connection with the arbitration. The arbitrator shall determine who is the prevailing party in any arbitration.

     (e)  Refusal to Arbitrate.  If any Party refuse to arbitrate a dispute
          ---------------------
covered by this Section 8 and another Party brings a petition to compel arbitration, the prevailing party in such action shall be entitled to recover his or its costs and attorneys' fees incurred in connection with the to petition to compel.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written.

INTELLISYS GROUP, INC.                       SELLERS


By: /s/ Donald J. Esters                      /s/ Jeff J. Elston
   -----------------------------             ---------------------------
   Donald J. Esters                          Jeff J. Elston
   Chairman of the Board

                                              /s/ Rolf Hogger
AURORA VISUAL SYSTEMS                        ___________________________
                                             Rolf Hogger

By: /s/ Jeff J. Elston
   -----------------------------
   Jeff J. Elston
   President